SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. __)
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          BIO-TECHNOLOGY GENERAL CORP.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

     (1) Title of each class of securities to which transaction applies:

     ----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:

     -----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------------
     (3)  Filing Party:

     -----------------------------------------------------------------------
     (4)  Date Filed:

     -----------------------------------------------------------------------

                          BIO-TECHNOLOGY GENERAL CORP.
                              70 WOOD AVENUE SOUTH
                            ISELIN, NEW JERSEY 08830
                                 (732) 632-8800



                                                               April 30, 1998


Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 17, 1998, at The University Club, 1 West 54th Street, New York, New York.

     This year, in addition to electing directors, you are being asked to approve the adoption of the Company's 1998 Employee Stock Purchase Plan. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.


                                             Very truly yours,



                                             SIM FASS
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                          BIO-TECHNOLOGY GENERAL CORP.


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                             New York, New York
                                                                 April 30, 1998


     Notice is hereby given that the Annual Meeting of Stockholders of Bio-Technology General Corp. will be held on Wednesday, June 17, 1998, at 11:00 a.m., at The University Club, 1 West 54th Street, New York, New York for the following purposes:

          (1) To elect nine directors to serve for the ensuing year;

          (2) To consider and vote upon a proposal to adopt the 1998 Employee Stock Purchase Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 24, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.



                                                     ROY L. GOLDMAN
                                                     Secretary

                          BIO-TECHNOLOGY GENERAL CORP.
                              70 WOOD AVENUE SOUTH
                            ISELIN, NEW JERSEY 08830

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

                               GENERAL INFORMATION


PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Bio-Technology General Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 17, 1998, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 5, 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all nominees for director in accordance with Proposal No. 1, to approve Proposal No. 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On April 24, 1998 there, were 48,131,809 shares of Common

Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 31, 1998 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.





                                                            AMOUNT AND NATURE OF BENEFICIAL        PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                       OWNERSHIP OF COMMON STOCK            COMMON STOCK
------------------------                                       ---------------------------          -------------
Grace Brothers, Ltd..............................                      2,869,700(1)                      6.0%
  1560 Sherman Avenue, Suite 900
  Evanston, Illinois 60201
Friess Associates, Inc...........................                      2,500,000(2)                      5.3%
  115 E. Snow King
  Jackson, Wyoming 83001
Herbert Conrad...................................                         23,456(3)                        *
Sim Fass.........................................                        570,000(4)                      1.2%
Marian Gorecki...................................                        201,250(5)                        *
David Haselkorn..................................                        211,250(6)                        *
Carl E. Kaplan...................................                          3,000(7)                        *
Nadim Kassem.....................................                        175,500(8)                        *
Moses Marx.......................................                        277,381(9)                        *
William Pursley..................................                         36,250(10)                       *
Allan Rosenfield.................................                          5,692(11)                       *
David Tendler....................................                         29,565(12)                       *
Virgil Thompson..................................                         21,875(13)                       *





                                                            AMOUNT AND NATURE OF BENEFICIAL        PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                       OWNERSHIP OF COMMON STOCK            COMMON STOCK
------------------------                                       ---------------------------          -------------
Dan Tolkowsky....................................                         52,264(14)                      *
Faye Wattleton...................................                          5,692(11)                      *
Herbert Weissbach................................                          5,000(15)                      *
All directors and executive officers
  as a group (17 persons)........................                      1,699,425(16)                     3.6%

-------------

 *   Represents less than one percent of the Company's Common Stock.


(1) This figure is based upon information set forth in a Schedule 13G, filed with the SEC on January 29, 1998 by Grace Brothers, Ltd. (the "Grace
     Schedule 13G"). The Grace Schedule 13G states that as of January 29, 1998, Grace Brothers, Ltd. was the beneficial owner of 2,869,700 shares of Common Stock, with the sole power to vote and to dispose of 1,530,614 shares and shared voting and dispositive power with respect to 1,339,086 shares of Common Stock held by affiliates of Grace Brothers, Ltd.

(2) This figure is based upon information set forth in a Schedule 13G, filed with the SEC on March 20, 1998 by Friess Associates, Inc. (the "Friess
     Schedule 13G"). The Friess Schedule 13G states that as of March 20, 1998, Friess Associates, Inc. was the beneficial owner of 2,500,000 shares of Common Stock, with the sole power to vote and to dispose of such shares.

(3) Includes 21,875 shares which may be acquired through the exercise of stock options. Does not include 5,625 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(4) Includes 365,000 shares which may be acquired through the exercise of stock options. Does not include 277,500 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(5) Consists of shares which may be acquired through the exercise of stock options. Does not include 151,250 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(6) Consists of shares which may be acquired through the exercise of stock options. Dr. Haselkorn resigned from the Company effective April 30, 1998.

(7) Nominee for director. Upon election as a director, Mr. Kaplan will receive an option to purchase 20,000 shares of Common Stock pursuant to the Company's 1992 Stock Option Plan for Outside Directors. See "Executive Compensation -- Compensation of Directors."

(8) Includes 20,000 shares of Common Stock owned by Dr. Kassem's wife, 5,000 shares of Common Stock owned by Dr. Kassem's children and 132,500 shares which may be acquired through the exercise of stock options. Dr. Kassem resigned from the Company as of March 6, 1998.

(9) Information included herein concerning the shares of Common Stock owned beneficially by Moses Marx was taken from a Form 4 that was filed with the SEC by Mr. Marx in April 1998. The information concerning options owned by Mr. Marx was derived from the Company's records. The shares beneficially owned by Mr. Marx include (a) 250,000 shares of Common Stock held by (i) Momar Corp. (200,000 shares), a corporation of which Mr. Marx is President and sole director, and (ii) United Equities (Commodities) Company (50,000 shares), a partnership in which Mr. Marx owns a majority interest; and (b) options to purchase 21,875 shares of Common Stock. Mr. Marx, United Equities (Commodities) Company and Momar Corp. filed a joint Schedule 13D on October
      5
2, 1996 which stated that they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Marx is not standing for re-election as a director.

(10) Consists of shares which may be acquired upon the exercise of options. Does not include 141,250 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(11) Includes 5,000 shares which may be acquired through the exercise of stock options. Does not include 15,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(12) Includes 21,875 shares which may be acquired through the exercise of stock options. Does not include 5,625 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(13) Consists of shares which may be acquired upon the exercise of options. Does not include 5,625 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(14) Includes 1,875 shares which may be acquired through the exercise of stock options. Does not include 5,625 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(15) Consists of shares which may be acquired through the exercise of stock options. Does not include 15,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 31, 1998.

(16) Includes 200,000 shares beneficially owned by Momar Corp., 50,000 shares beneficially owned by United Equities (Commodities) Company (see Note 9), and 1,134,875 shares of Common Stock which may be acquired upon the exercise of stock options. Does not include shares owned by Mr. Kaplan, nominee for director.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.



     The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:



                                                               YEAR FIRST                    PRINCIPAL OCCUPATION DURING
DIRECTOR                                         AGE         BECAME DIRECTOR                     THE PAST FIVE YEARS
--------                                         --          ---------------                 ---------------------------
Herbert Conrad.............................      65               1993            Retired; President of Roche Pharmaceuticals
                                                                                      Division, Hoffmann-La Roche from
                                                                                      December 1981 until September 1993.
                                                                                      (1)(2)

Sim Fass...................................      56               1983            Chairman of the Board since March 1997;
                                                                                      President/CEO of the Company and
                                                                                      President of Bio-Technology General
                                                                                      (Israel) Ltd., the Company's wholly-owned
                                                                                      subsidiary ("BTG Israel"), since May 1984;
                                                                                      Treasurer of the Company since August
                                                                                      1983; Chief Operating Officer of BTG
                                                                                      Israel between August 1983 and May 1987.
                                                                                      (1)(3)

Carl Kaplan................................      59                --             Senior Partner, Fulbright & Jaworski L.L.P.;
                                                                                      from January 1969 to January 1, 1989, a
                                                                                      partner of Reavis & McGrath, which
                                                                                      merged with Fulbright & Jaworski effective
                                                                                      January 1, 1989. (4)

Allan Rosenfield...........................      65               1997            Dean, School of Public Health, Joseph R.
                                                                                      DeLamar Professor of Public Health and
                                                                                      Professor of Obstetrics and Gynecology,
                                                                                      Columbia University, since 1986. (2)

David Tendler..............................      60               1994            Partner, Tendler Beretz L.L.C. since January
                                                                                      1985; Chairman of V.I. Technologies, Inc.
                                                                                      (previously Melville BioLogics Inc.) since
                                                                                      February 1995; Co-Chairman and Chief
                                                                                      Executive Officer of Phibro-Salomon, Inc.
                                                                                      from May 1982 until October 1984.
                                                                                      (1)(2)(5)

Virgil Thompson............................      58               1994            President and Chief Executive Officer of
                                                                                      Cytel Corporation since January 1996;
                                                                                      President and Chief Executive Officer of
                                                                                      CIBUS Pharmaceutical, Inc. from July
                                                                                      1994 until January 1996; President from
                                                                                      August 1991 to August 1993 and Executive
                                                                                      Vice President from March 1986 to August
                                                                                      1991 of Syntex Laboratories, Inc. (2)(5)


                                                               YEAR FIRST                    PRINCIPAL OCCUPATION DURING
DIRECTOR                                         AGE         BECAME DIRECTOR                     THE PAST FIVE YEARS
--------                                         --          ---------------                 ---------------------------
Dan Tolkowsky..............................      77               1985            Partner, Tolkowsky Associates; Partner, Adler
                                                                                      & Tolkowsky Management Associates, the
                                                                                      general partner of Athena Venture
                                                                                      Partners L.P., a venture capital
                                                                                      partnership, from May 1985 to September
                                                                                      1997; prior thereto, Vice Chairman and
                                                                                      Managing Director of Discount Investment
                                                                                      Corporation (Tel-Aviv); Chairman of the
                                                                                      Executive Committee of BTG Israel from
                                                                                      1983 through October 1989. (5)

Faye Wattleton.............................      54               1997            President of the Center for Gender Equality
                                                                                      since 1995; President of Planned
                                                                                      Parenthood Federation of America, Inc.
                                                                                      (New York) from 1978 to 1992. (1)

Herbert Weissbach..........................      66               1997            Distinguished Research Professor, Department
                                                                                      of Biological Sciences, Florida Atlantic
                                                                                      University, since January 1997; prior
                                                                                      thereto, Vice President, Hoffmann-LaRoche
                                                                                      Inc. from 1983 to 1996; Director, Roche
                                                                                      Institute of Molecular Biology from 1983 to
                                                                                      1996. (2)

-----------------

(1)  Member of the Executive Committee of the Board of Directors.

(2)  Member of the Audit Committee of the Board of Directors.

(3) Pursuant to Dr. Fass' employment agreement with the Company, the Company has agreed to nominate Dr. Fass for election as a director during all periods when Dr. Fass serves as President and Chief Executive Officer of the Company. See "Executive Compensation--Employment Agreements."

(4) Fulbright & Jaworski L.L.P. has rendered legal services to the Company in 1997 and 1998.

(5) Member of the Compensation and Stock Option Committee of the Board of Directors.

     Mr. Conrad is a director of Gensia, Inc., Dura Pharmaceuticals, Inc., GenVec Inc. and Urocor Inc. Mr. Marx, a director of the Company who is not standing for re- election at the Annual Meeting of Stockholders, is a director of The Cooper Companies, Inc. and Cooper Life Sciences, Inc. Mr. Thompson is a director of Cytel Corporation, Cypros Pharmaceuticals Corp. and Anadigm Corporation. Mr. Tolkowsky is a director of The Israel Fund. Ms. Wattleton is a director of Empire Blue Cross & Blue Shield, Estee Lauder Companies, the Henry
J. Kaiser Family Foundation, the Institute for International Education, Leslie Fay Companies, Thirteen/WNET, Quidel Corporation and the Women's Environment and Development Organization and a member of the advisory board of Columbia University School of Public Health.

     On December 6, 1994, the Board reestablished the Executive Committee to exercise, to the extent authorized by law, all of the powers and authority of the Board in the management of the business and affairs of the Company.

Messrs. Herbert Conrad, Sim Fass, Moses Marx (a director of the Company who is not standing for re-election at the Annual Meeting of Stockholders) and David Tendler and Ms. Faye Wattleton are the current members of the Executive Committee. During the fiscal year ended December 31, 1997, the Executive Committee held three meetings.

     In November 1989, the Board formed an Audit Committee which was established to review the internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided by such auditors. Messrs. Herbert Conrad, Allan Rosenfield, David Tendler, Virgil Thompson and Herbert Weissbach are the current members of the Audit Committee. During the fiscal year ended December 31, 1997, the Audit Committee held three meetings.

     In January 1990, the Board formed a Compensation Committee. In May 1990, the Board combined the Compensation Committee and the Stock Option Plan Committee to form the Compensation and Stock Option Committee to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's stock option plans. Messrs. Moses Marx (a director of the Company who is not standing for re-election at the Annual Meeting of Stockholders), David Tendler, Virgil Thompson and Dan Tolkowsky are the current members of the Compensation and Stock Option Committee. During the fiscal year ended December 31, 1997, the Compensation and Stock Option Committee held two meetings.

     During the fiscal year ended December 31, 1997, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors held when he was a director and of all committees of the Board of Directors on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except David Haselkorn failed to file one Form 4 and one Form 5, each for one transaction, on a timely basis.

VOTE REQUIRED

     The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by the Company or its subsidiaries as well as certain other compensation paid or accrued during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for such period in all capacities in which they served.



                                            SUMMARY COMPENSATION TABLE


                                                                                                    LONG TERM         ALL OTHER
                                                                   ANNUAL COMPENSATION             COMPENSATION     COMPENSATION(1)
                                            FISCAL             ----------------------------        ------------     ---------------
NAME AND PRINCIPAL POSITION(2)               YEAR              SALARY($)        BONUS($)(3)         OPTIONS(#)
------------------------------              ------             ---------        -----------         ----------
Sim Fass...............................      1997              $321,000           $125,000           150,000          $ 4,750(6)
  Chairman of the Board,                     1996          98,500            110,000            90,000            4,750(6)
  President and Chief                        1995               282,500            100,000            60,000            4,620(6)
  Executive Officer

Marian Gorecki.........................      1997               189,363             65,000            75,000                --
  Senior Vice President -                    1996               175,000             58,000            55,000                --
  Chief Technical Officer                    1995               163,102             55,000            35,000                --

David Haselkorn........................      1997               200,363             90,000            92,500                --
  Senior Vice President and Chief            1996               187,626             80,000            75,000                --
  Operating Officer; General                 1995               177,102             70,000            50,000                --
  Manager of BTG-Israel(4)

Nadim Kassem...........................      1997               212,500             40,000            60,000            4,750(6)
  Senior Vice President -                    1996               200,500             30,000            30,000            4,750(6)
  Chief Medical Officer(5)                   1995               190,500             25,000            20,000            4,620(6)

William Pursley .......................      1997               197,500             70,000            70,000            4,750(6)
  Senior Vice President--                    1996               182,500             60,000            70,000           66,717(7)
  Marketing, Sales and                       1995               123,958                 --            75,000            4,620(6)
  Commercial Development

------------------

(1) Pursuant to the SEC's rules on executive compensation disclosure, "All Other Compensation" does not include perquisites because the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined salary and bonus for such person in each such year.

(2) Each of the Named Executive Officers is a party to an employment agreement with the Company. See "--Employment Agreements."

(3)  Bonuses paid during a fiscal year are for the prior fiscal year.

(4)  Dr. Haselkorn resigned from the Company effective April 30, 1998.

(5)  Dr. Kassem resigned from the Company effective March 6, 1998.

(6) Represents the Company's matching contribution pursuant to its 401(k) defined contribution plan.

(7) Represents the Company's matching contribution ($4,750) pursuant to its 401(k) defined contribution plan and the forgiveness of loan ($40,000) and $21,967 gross-up payment to cover taxes on forgiveness. See "--Employment Agreements."




     The following table sets forth information with respect to option grants in 1997 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                          % OF TOTAL                                                          ANNUAL RATES OF
                         NUMBER OF         OPTIONS                                                              STOCK PRICE
                        SECURITIES        GRANTED TO                        MARKET                            APPRECIATION FOR
                        UNDERLYING       EMPLOYEES IN      EXERCISE OR     PRICE ON                            OPTION TERM (3)
                          OPTIONS         FISCAL YEAR       BASE PRICE      DATE OF      EXPIRATION        ----------------------
NAME                   GRANTED(#)(1)          (2)            ($/SH)          GRANT          DATE           5% ($)         10% ($)
----                   -------------     ------------      -----------     ---------     ----------        ------         -------
                                                                                                  >
Sim Fass..............   150,000             8.0%            $14.125        $14.125       06/18/07      $1,332,750      $3,377,250
Marian Gorecki........    75,000             4.0%             14.125         14.125       06/18/07         666,375       1,688,625
David Haselkorn.......    92,500             4.9%             14.125         14.125       06/18/07         821,863       2,082,638
Nadim Kassem..........    60,000             3.2%             14.125         14.125       06/18/07         533,100       1,350,900
William Pursley.......    70,000             3.7%             14.125         14.125       06/18/07         621,950       1,576,050

---------------

(1) Options vest in four equal annual installments commencing on the first anniversary date of the grant; however, options granted under the Company's 1992 Stock Option Plan and certain other options become immediately exercisable upon a change in control of the Company. See "--Employment Agreements." In addition, of Dr. Haselkorn's options to purchase 92,500 shares, options to purchase 7,500 shares were immediately exercisable on the date of grant.

(2) Based upon options to purchase 1,873,050 shares granted to all employees in 1997.

(3) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% rate of appreciation over the 10-year option term of the $14.125 stock price on the date of grant would result in a stock price of $23.01. The 10% rate of appreciation over the 10-year option term of the $14.125 stock price on the date of grant would result in a stock price of $36.64. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information with respect to (i) stock options exercised in 1997 by the Named Executive Officers and (ii) unexercised stock options held by such individuals at December 31, 1997.

                           AGGREGATED OPTION EXERCISES
              IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES



                                                                  NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED,
                                                                  OPTIONS HELD AT FISCAL             IN-THE-MONEY OPTIONS AT
                               SHARES                                    YEAR END                     FISCAL YEAR END ($)(1)
                            ACQUIRED ON          VALUE         -----------------------------      -------------------------------
      NAME                  EXERCISE (#)      REALIZED ($)     EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
      ----                  ------------      ------------     -----------     -------------      -----------       -------------
Sim Fass (2)...........       295,000          $3,716,425        420,000          277,500          $2,362,425          $622,800
Marian Gorecki (3).....        60,000             652,500        201,250          151,250           1,240,025           368,100
David Haselkorn (4)....        70,000             820,250        211,250          186,250           1,119,250           480,250
Nadim Kassem (5).......        40,000             412,813        132,500          107,500             606,700           246,350
William Pursley (6)....        18,750             223,829         17,500          160,000              44,800           450,806

---------------

(1) Based on a closing stock price of the Company's Common Stock on December 31, 1997 of $10.75.

(2) During 1997, Dr. Fass exercised options to purchase 25,000 shares of the Company's Common Stock at a price of $1.06 per share, 155,000 shares of the Company's Common Stock at a price of $2.34 per share and 115,000 shares of the Company's Common Stock at a price of $3.00 per share. The closing price of the Company's Common Stock on the dates of exercise ranged from $11.875 to $17.125. Dr. Fass has retained ownership of 140,000 of these shares.

(3) On each of February 4, 1997 and July 9, 1997, Dr. Gorecki exercised options to purchase 30,000 shares of the Company's Common Stock at a price of $3.00 per share. The closing price of the Company's Common Stock on February 4, 1997 and July 9, 1997 was $16.875 and $10.875, respectively. Dr. Gorecki has retained ownership of 10,000 of these shares.

(4) During 1997, Dr. Haselkorn exercised options to purchase 60,000 shares of the Company's Common Stock at a price of $2.34 per share and 10,000 shares of the Company's Common Stock at a price of $3.00 per share. The closing price of the Company's Common Stock on the dates of exercise ranged from $12.3125 to $15.75.

(5) During 1997, Dr. Kassem exercised options to acquire 30,000 shares of the Company's Common Stock at a price of $3.00 per share and 10,000 shares of the Company's Common Stock at a price of $3.50 per share. The closing price of the Company's Common Stock on the dates of exercise ranged from $11.125 to $16.75. Dr. Kassem has retained ownership of 35,000 of these shares.

(6) On May 1, 1997, William Pursley exercised options to acquire 18,750 shares of the Company's Common Stock at a price of $2.3125 per share. The closing price of the Company's Common Stock on May 1, 1997 was $14.25.


EMPLOYMENT AGREEMENTS

     The Company and Sim Fass entered into an employment agreement dated as of January 1, 1990 (the "Fass Agreement") pursuant to which Dr. Fass has served as President and Chief Executive Officer of the Company. At January 1, 1998, the Fass Agreement was automatically renewed for another two year period, and will automatically be renewed for successive two year periods thereafter unless either party gives the other notice of nonrenewal. The Fass Agreement also provides that the Company will nominate Dr. Fass for election as a director during all periods when he serves as President and Chief Executive Officer of the Company. For his services, Dr. Fass is currently entitled to an annual salary of $335,000, with bonuses to be determined at the discretion of the Company's Board. In the event Dr. Fass' employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company shall fail to renew the Fass Agreement at any time within two years following a "Change in Control of the Company," the Company shall pay Dr. Fass, for a period equal to the longer of (1) the remaining term of the Fass Agreement or (2) one year (such period being hereinafter referred to as the "Fass Severance Period") a monthly payment equal to $20,000, which amount shall be in lieu of any and all other payments due and owing to Dr. Fass under the terms of the Fass Agreement. During the Fass Severance Period, the Company shall continue to provide Dr. Fass with health, life and disability insurance. In the event the Company elects not to renew the Fass Agreement other than within two years following a "Change in Control of the Company," the Company is obligated to pay Dr. Fass a severance payment equal to the sum of one month's salary plus 1/12 of his most recently declared bonus for each year Dr. Fass has been employed by the Company.

     Pursuant to the Fass Agreement, all options granted or to be granted to Dr. Fass under any Company stock option plan shall become immediately exercisable and all restrictions against disposition, if any, which have not otherwise lapsed shall immediately lapse if (i) Dr. Fass' employment with the Company is terminated upon a determination by the Company's Board that the performance of his duties has not been fully satisfactory for any reason that would not constitute "justifiable cause" (as defined in the Fass Agreement), (ii) Dr. Fass dies or is disabled (as defined in the Fass Agreement) while employed by the Company, (iii) Dr. Fass is not nominated by the Company for re-election to the Company's Board, other than for justifiable cause, (iv) there shall occur a material reduction in Dr. Fass' duties, other than for justifiable cause, or (v) any event constituting a "Change in Control of the Company" shall occur while Dr. Fass is employed by the Company.

     For purposes of the Fass Agreement, the Haselkorn Agreement (as described below), the Gorecki Agreement (as described below) and the Pursley Agreement (as described below), a "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The Company and David Haselkorn entered into an employment agreement dated as of September 5, 1990 (the "Haselkorn Agreement") pursuant to which Dr. Haselkorn served as Senior Vice President and Chief Operating Officer of the Company and General Manager of BTG Israel. At September 5, 1996, the Haselkorn Agreement was automatically renewed for an additional two year period; however, Dr. Haselkorn resigned from his position with the Company effective April 30, 1998. For his services, Dr. Haselkorn was entitled to an annual salary of $208,500 and to bonuses to be determined at the discretion of the Company's Board. In the event that Dr. Haselkorn's employment was terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company failed to renew the Haselkorn Agreement at any time within two years following a "Change in Control of the Company," the Company would have been obligated to pay Dr. Haselkorn an amount equal to the greater of (i) one year's salary plus Dr. Haselkorn's most recent bonus, if any, or (ii) the product of one month's salary plus 1/12 of Dr. Haselkorn's most recently declared bonus multiplied by the number of years Dr. Haselkorn had been employed by the Company.

     BTG Israel and Marian Gorecki entered into an employment agreement dated as of September 5, 1990 (the "Gorecki Agreement") pursuant to which Dr. Gorecki serves as Senior Vice President and Chief Technical Officer of the Company. Dr. Gorecki also began to serve as General Manager of BTG Israel effective May 1, 1998. At September 5, 1996, the Gorecki Agreement was automatically renewed for an additional two year period, and the Gorecki Agreement provides that it automatically will be renewed for successive two year periods unless either party gives the other notice of nonrenewal. For his services, Dr. Gorecki is currently entitled to an annual salary of $197,500 and to bonuses to be determined at the discretion of the Company's Board. In the event that Dr. Gorecki's employment is terminated by BTG Israel at any time for any reason other than justifiable cause, disability or death, or BTG Israel shall fail to renew the Gorecki Agreement at any time within two years following a "Change in Control of the Company," BTG Israel is obligated to pay Dr. Gorecki an amount equal to the greater of (i) one year's salary plus Dr. Gorecki's most recent bonus, if any, or (ii) the product of one month's salary plus 1/12 of Dr. Gorecki's most recently declared bonus multiplied by the number of years Dr. Gorecki has been employed by BTG Israel.

     The Company and Nadim Y. Kassem, M.D. entered into an employment agreement dated as of June 1, 1992 (the "Kassem Agreement") pursuant to which Dr. Kassem served as Senior Vice President--Chief Medical Officer of the Company. At June 1, 1996, the Kassem Agreement was automatically renewed for an additional two year period; however, as of March 6, 1998, Dr. Kassem resigned from his position with the Company. For his services, Dr. Kassem was entitled to an annual salary of $220,000 and to bonuses to be determined at the discretion of the Company's

Board. In connection with the commencement of his employment with the Company, Dr. Kassem was granted options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $6.50 per share, which options were to become exercisable in four annual installments of 25,000 shares each. On the date of grant of the option, the fair market value of the Company's Common Stock was $7.50. On June 1, 1996 these options became fully exercisable. In connection with his resignation from the Company, Dr. Kassem will continue to receive his annual salary and benefits for a period of one year.

     The Company and William Pursley entered into an employment agreement dated as of April 24, 1995 (the "Pursley Agreement") pursuant to which Mr. Pursley serves as Senior Vice President--Marketing, Sales and Commercial Development of the Company. At April 24, 1997, the Pursley Agreement was automatically renewed for an additional two years, and the Pursley Agreement provides that it shall automatically be renewed for successive two year periods unless either party gives the other notice of nonrenewal. For his services, Mr. Pursley is currently entitled to an annual salary of $205,000 and to bonuses to be determined at the discretion of the Company's Board. In addition, pursuant to the Pursley Agreement the Company loaned $80,000 to Mr. Pursley. The loans bore interest at a rate of 6.8% per annum. Pursuant to the terms of one of the loans, the repayment of $40,000 of indebtedness was forgiven upon his relocation to New Jersey. The remaining $40,000 of indebtedness was due on June 30, 1997; however, the loan remains outstanding. Furthermore, in connection with the Pursley Agreement, Mr. Pursley was granted options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $2.3125 per share, the fair market value on the date of grant. Such options become exercisable in four annual installments of 18,750 shares each. In the event that Mr. Pursley's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company shall fail to renew the Pursley Agreement, the Company is obligated to pay Mr. Pursley an amount equal to his then annual salary, payable bi-weekly in equal installments.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors are paid $10,000 annually in shares of the Company's Common Stock pursuant to the Company's Stock Compensation Plan for Outside Directors and $10,000 per annum in cash, payable quarterly. In addition, non-employee members of the Executive Committee are paid $5,000 per annum in cash, payable quarterly, and non-employee members of the Audit Committee and the Compensation and Stock Option Committee receive $1,000 for each committee meeting attended if not held on the same day as a meeting of the Board of Directors. All directors are reimbursed for their expenses in connection with attending meetings of the Company's Board. In addition, the Company pays each director who attends the Company's research and development meetings a fee of $1,500 per day.Upon becoming a director of the Company, non-employee directors also receive a one time grant of options to purchase 20,000 shares of the Company's Common Stock pursuant to the Company's 1992 Stock Option Plan for Outside Directors. In addition, each non-employee director receives an option to purchase 7,500 shares of Common Stock each year upon re-election as a director pursuant to the Company's Stock Option Plan for Non-Employee Directors.

     Stock Option Plan for Non-Employee Directors. Pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Directors Option Plan"), each non-employee director will receive an option to purchase 7,500 shares of Common Stock each year upon re-election as a director. The option exercise price per share of Common Stock will be the Fair Market Value (as defined in the 1997 Directors Option Plan) of the Common Stock subject to the option on the date that the option is granted. Options granted under the 1997 Directors Option Plan have a term of ten years from the date the option is granted, subject to earlier termination upon such person ceasing to be a director. A total of 500,000 shares of Common Stock have been reserved for issuance under the 1997 Directors Option Plan.

     In general, options become exercisable in four equal installments on the six month and first, second and third anniversaries of the date of grant. In the event a director ceases to be a director of the Company for any reason, such person may exercise the option, to the extent exercisable at the time he or she ceases to be a director of the Company, within six months after the date he or she ceases to be a director of the Company (one year if he or she ceases to be a director of the Company by reason of death). Options may not be transferred during the lifetime of an optionee. The 1997 Directors Option Plan provides that the options will become immediately exercisable in full upon a "Change in Control" (as defined in the 1997 Directors Option Plan) of the Company.

     Pursuant to the 1997 Directors Option Plan, on June 18, 1997, Messrs. Conrad, Marx, Tendler, Thompson and Tolkowsky, who were re-elected directors of the Company at the 1997 Annual Meeting of Stockholders, each received an option to purchase 7,500 shares of the Company's Common Stock at a per share exercise price of $14.125. Upon the re-election of Messrs. Conrad, Rosenfield, Tendler, Thompson, Tolkowsky and Weissbach and Ms. Wattleton as directors of the Company at the 1998 Annual Meeting of Stockholders, each of them will receive an option to purchase 7,500 shares of the Company's Common Stock at a per share exercise price equal to Fair Market Value on the date of the annual meeting.

     Stock Option Plan For Outside Directors. Pursuant to the Company's 1992 Stock Option Plan for Outside Directors (the "1992 Directors Plan"), each person who is neither an officer nor employee of the Company or its subsidiaries and who is elected or appointed a director of the Company (the "New Director") automatically receives on the date of his initial election or appointment to the Company's Board (the "Grant Date") an option to purchase 20,000 shares of the Company's Common Stock (the "Option") at a per share exercise price equal to the Fair Market Value (as defined in the 1992 Directors Plan) of the Company's Common Stock on the Grant Date.

     Options issued under the 1992 Directors Plan may be exercised as to 5,000 shares on the date which is six months and one day after the Grant Date and an additional 5,000 shares on each of the three successive anniversaries of the Grant Date. In the event that a New Director ceases to be a director of the Company, such person may exercise any portion of the Option that is exercisable by him at the time he ceases to be a director of the Company, but only to the extent such Option is exercisable as of such date, within six months after the date he ceases to be a director of the Company. However, in the event a "Change of Control of the Corporation" (as defined in the 1992 Directors Plan) shall occur, all options granted under the 1992 Directors Plan which are outstanding at the time a Change of Control of the Corporation occurs shall immediately become exercisable. Options granted under the 1992 Directors Plan have a term of ten years from the Grant Date and are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Mr. Herbert J. Conrad, who was elected a director of the Company on October 14, 1993, was automatically granted an Option at a per share price of $5.8125. Mr. David Tendler and Mr. Virgil Thompson, who were elected as directors of the Company on June 2, 1994, were each automatically granted an Option at a per share exercise price of $2.9375. Mr. Moses Marx, who was elected as a director of the Company on December 6, 1994, was automatically granted an Option at a per share exercise price of $2.375. Ms. Wattleton and Messrs. Rosenfield and Weissbach, who were elected directors of the Company on June 18, 1997, were each automatically granted an Option at a per share exercise price of $13.9375. If elected as a director at the Annual Meeting of Stockholders, Mr. Kaplan will receive an Option to purchase 20,000 shares of the Company's Common Stock at a per share price equal to the Fair Market Value on the date of the Annual Meeting of Stockholders.

     Stock Compensation Plan for Outside Directors. Pursuant to the Company's Compensation Plan for Outside Directors (the "Compensation Plan"), each director of the Company who is neither an officer nor employee of the Company or its subsidiaries (an "Outside Director") is awarded automatically, in lieu of cash compensation for services as a director, on the last business day of each full fiscal quarter subsequent to his election or appointment as an Outside Director, such number of shares of the Company's Common Stock as has an aggregate Fair Market Value (as defined in the Compensation Plan) equal to $2,500, based on the price of the Company's Common Stock on the date of issue (the "Shares"). The Compensation Plan provides that each Outside Director will be awarded Shares until such time as he is no longer an Outside Director. If an Outside Director ceases to be an Outside Director for any reason, the number of Shares which he will be awarded on the last business day of the Company's next fiscal quarter will be equal to one-third of the number of Shares which he would have been awarded on such date for each complete month that he was an Outside Director in the fiscal quarter in which he ceased to be an Outside Director.

     The Compensation Plan allows any Outside Director to defer the issuance and delivery of the Company's Common Stock awarded under the Compensation Plan until the termination of his services on the Company's Board or such other time as the Company's Board may determine. The Company entered into a deferral agreement with Virgil Thompson in June 1994 and Herbert Weissbach in June 1997 (the "Deferral Agreements") pursuant to which the issuance and delivery of the Company's Common Stock to be awarded to each of Mr. Thompson and Mr. Weissbach under the Compensation Plan has been deferred until after the date he ceases to be a member of the Company's Board; provided, however, that any shares of the Company's Common Stock, the issuance of which was deferred, will be issued to Mr. Thompson and Mr. Weissbach at the time of a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company's assets, as defined in the Code, except that in determining whether there is a change in effective control by reason of a stock acquisition, there must be an acquisition of stock possessing at least 40% (as opposed to the 20% requirement set forth in the Code), of the total voting power of the Company's Common Stock.

     During the 1997 fiscal year, each Outside Director eligible to receive shares under the Compensation Plan received 200 shares of the Company's Common Stock on March 31, 1997, 185 shares of the Company's Common Stock on June 30, 1997, 166 shares of the Company's Common Stock on September 30, 1997 and 232 shares of the Company's Common Stock on December 31, 1997. On March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, the Fair Market Value of the Company's Common Stock was $12.50, $13.50, $15.00 and $10.75, respectively. Each of Herbert Conrad, Moses Marx, David Tendler and Dan Tolkowsky received an aggregate of 783 shares of the Company's Common Stock under the Compensation Plan for their services as director during the 1997 fiscal year. Messrs. Hoffer Kaback and Charles MacDonald, who did not stand for re-election at the 1997 Annual Meeting of Stockholders, each received an aggregate of 323 shares of the Company's Common Stock under the Compensation Plan for his services as a director during the 1997 fiscal year. Faye Wattleton and Allan Rosenfield, who were elected directors at the 1997 Annual Meeting of Stockholders, each received an aggregate of 398 shares of the Company's Common Stock under the Compensation Plan for their services as a director during the 1997 fiscal year. On March 31, 1998, each of Ms. Wattleton and Messrs. Conrad, Marx, Rosenfield, Tendler and Tolkowsky received 294 shares of the Company's Common Stock under the Compensation Plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation and Stock Option Committee (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee is currently comprised of four directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the

Company's business and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices, recommending compensation for executives and key employees and administering the Company's stock option plans.

  Compensation Philosophy

     The Company has been engaged in the research, development, manufacture and marketing of products for human health care since its inception in 1980. One of the Company's strengths contributing to its success is the strong management team--many of whom have been with the Company for a significant period of time. The central goal of the Compensation Committee is to ensure that the Company's remuneration policy is such that the Company is able to attract, retain and reward capable employees who can contribute, both short- and longer-term, to the continued success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation program consists of three parts: base salary, annual bonus and stock options. In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during 1997 and executive's contribution to such performance.

     Under the Omnibus Budget Reconciliation Act ("OBRA") which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" remuneration, including stock options. The Company expects to keep "non-performance based" remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" remuneration.

  Base Salary

     Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biotechnology companies, and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels, length of service and the industry's annual competitive pay practice movement. No specific performance targets were established for fiscal year 1996, which was the base year for determining the salary increases awarded in June 1997. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biotechnology industry compensation surveys.

  Bonus

     Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. The Company's policy is to base a significant portion of its senior executives' cash compensation on bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance.

  Stock Options

     The Compensation Committee, which administers the Company's stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants--who have significant responsibility for the management, growth and future success of the Company--with an opportunity to increase their ownership and potentially gain financially from the Company's stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock in the future at a specified price. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. In determining the size of option grants, the Compensation Committee considers the number of options owned by such officer, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must be employed by the Company for such options to vest.

  1997 Compensation to Chief Executive Officer

     In reviewing and recommending Dr. Fass' salary and bonus and in awarding him stock options for fiscal year 1997 and for his future services, the Compensation Committee followed its compensation philosophy. Dr. Fass' annual salary was increased to $335,000 in June 1997, a 9.1% increase over the prior year, compared to a 5.9% increase in salary in June 1996 over the prior year. The Compensation Committee recommended this increase in salary over the prior year in recognition of Dr. Fass' achievements in establishing new commercial relationships and advancing the commercialization of many of the Company's products as well as achieving profitable financial results and enhancing stockholder value and credibility with Wall Street. For the 1996 fiscal year, Dr. Fass received a bonus of $125,000, representing approximately 28% of his cash compensation in bonus, which bonus was paid in 1997. The Committee recommended the particular dollar amount of Dr. Fass' bonus in recognition of Dr. Fass' efforts in establishing new commercial relationships and advancing the commercialization of many of the Company's products. In 1997, Dr. Fass was granted options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $14.125, the fair market value on the date of grant, under the terms of the 1992 Stock Option Plan. The options become exercisable in equal installments over four years beginning on the first anniversary of the date of grant. The Compensation Committee believes a grant of a stock option to purchase 150,000 shares of the Company's Common Stock is reasonable, based on marketplace competitiveness, to secure the long-term services of the Company's chief executive officer and to further align the chief executive officer's compensation with stockholder interests.

                                      COMPENSATION AND STOCK OPTION COMMITTEE
                                            -- MOSES MARX
                                            -- DAVID TENDLER
                                            -- VIRGIL THOMPSON
                                            -- DAN TOLKOWSKY

THE COMPANY'S PERFORMANCE

     The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) an industry peer group index (the "1997 Peer Index") and (iii) the industry peer group index utilized in 1996 (the "1996 Peer Index"). The graph assumes (a) $100 was invested on December 31, 1992 in each of the Company's Common Stock, the stocks comprising the S&P 500 Index, the stocks comprising the 1997 Peer Index and the stocks comprising the 1996 Peer Index, and (b) the reinvestment of dividends. The 1997 Peer Index consists of Advanced Tissue Sciences, Inc., Affymetrix, Inc., Agouron Pharmaceuticals Inc., Amgen Inc., Biogen Inc., Centocor Inc., Chiron Corp., COR Therapeutics, Inc., Genentech Inc., Genzyme Corp., Gilead Sciences Inc., Human Genome Sciences, Inc., ICOS Corporation, IDEC Pharmaceuticals Corp., Immunex Corp., Incyte Pharmaceuticals, Inc., Interneuron Pharmaceuticals Inc., Ligand Pharmaceuticals Inc., MedImmune, Inc., Millennium Pharmaceuticals Inc., North American Vaccine Inc., PathoGenesis Corporation, Protein Design Labs Inc., SangStat Medical Corporation, Sepracor Inc., Transkaryotic Therapies, Inc. and Vertex Pharmaceuticals Inc. The 1996 Peer Index consists of Agouron Pharmaceuticals Inc., Alkermes Inc., Alliance Pharmaceutical Corp., Amgen Inc., Biochem Pharma Inc., Biogen Inc., Centocor Inc., Cephalon Inc., Chiron Corp., Genentech Inc., Genzyme Corp., Gilead Sciences Inc., IDEC Pharmaceuticals Corp., Immunex Corp., Interneuron Pharmaceuticals Inc., Isis Pharmaceuticals Inc., Ligand Pharmaceuticals Inc., Liposome Company Inc., Millennium Pharmaceuticals Inc., North American Vaccine Inc., Protein Design Labs Inc., QLT Phototherapeutics, Inc., Sepracor Inc., Sequus Pharmaceuticals, Inc. and Vertex Pharmaceuticals Inc. The 1997 Peer Index and 1996 Peer Index both consist of all biotechnology companies with a market capitalization at December 31, 1997, and 1996 respectively, of in excess of $400 million; at December 31, 1997 and 1996 the Company had a market capitalization of $508.5 million and $599.6 million, respectively. The Company changed the companies in the peer group index because of the change in the companies having a market capitalization in excess of $400 million.

                             STOCK PERFORMANCE GRAPH

                       BIO-TECHNOLOGY GENERAL CORPORATION
                         ANALYSIS OF PEER GROUP INDICES

                --GRAPHICAL REPRESENTATION OF DATA TABLE BELOW--

                                    1996 Peer       1997 Peer
                       BTG         Index Group     Index Group        S&P 500
                 ---------------------------------------------------------------

     Dec-92          100.000         100.000          100.000         100.000
     Dec-93           89.362         103.235          101.102         107.055
     Dec-94           36.702          93.883           93.904         105.407
     Dec-95           77.660         266.014          235.740         141.363
     Dec-96          223.404         361.269          332.801         170.008
     Dec-97          182.979         388.270          476.530         222.724






                       PROPOSAL NO. 2 -- ADOPTION OF 1998
                          EMPLOYEE STOCK PURCHASE PLAN


     On April 15, 1998, the Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "1998 Plan"), subject to stockholder approval. The Company believes that the 1998 Plan is an important part of providing incentives and retaining employees. The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to retain as employees knowledgeable persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business and to provide incentive for such employees to work for the best interests of the Company and its stockholders through ownership of its Common Stock. In assessing the recommendation of the Board, stockholders should consider that Dr. Fass, the sole employee-director of the Company, would benefit from the adoption of the 1998 Plan and thus may be viewed to have a conflict of interest. The primary features of the 1998 Plan are summarized below. The full text of the 1998 Plan is set forth in Appendix A to this Proxy Statement and the following discussion is qualified by reference thereto.

GENERAL DESCRIPTION OF THE 1998 PLAN

     The 1998 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Rights granted under the 1998 Plan will run for a maximum of 27 months.

     All full-time employees of the Company will be eligible to participate in the 1998 Plan, except for any employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary on the date of grant of a right to purchase shares under the 1998 Plan ("Right"). As of April 1, 1998, there are approximately 240 employees of the Company eligible to participate in the 1998 Plan. Participation by officers in the 1998 Plan will be on the same basis as that of any other employee. No employee will be granted a Right which permits such employee to purchase shares under the 1998 Plan at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Right is granted) for each calendar year in which such Right is outstanding. Rights will not be assignable or transferable by a participating employee.

     Under the 1998 Plan, no Right granted to any participating employee may cover more than 12,000 shares. The total number of shares reserved for issuance under the 1998 Plan will be 3,000,000 shares.

     From time to time, the Board of Directors may fix a date or a series of dates on which the Company will grant Rights to purchase shares of Common Stock under the 1998 Plan at prices not less than 85% of the lesser of (i) the fair market value of the shares on the date of grant of such Right or (ii) the fair market value of the shares on the date such Right is exercised.

     The Board of Directors or any committee or person(s) to whom it delegates its authority will administer, interpret and apply all provisions of the 1998 Plan.

     The Board of Directors may amend, modify or terminate the 1998 Plan at any time without notice, provided that no such amendment, modification or termination may adversely affect any existing Rights of any participating employee, except that in the case of a participating employee of a foreign subsidiary of the Company, the 1998 Plan may be varied to conform with local laws. In addition, subject to certain appropriate adjustments to give effect to relevant changes in the Company's capital stock, no amendments to the 1998 Plan may be made without stockholder approval if such amendment would increase the total number of shares offered under the 1998 Plan or would render Rights "unqualified" for special tax treatment under the Code.

FEDERAL TAX CONSEQUENCES OF THE 1998 PLAN

     The following is intended only as a general summary of the federal income tax consequences in connection with participation in the 1998 Plan. All tax matters discussed in this Proxy Statement should be verified with a tax advisor
 . No taxable income will be recognized by a participant either at the time a Right is granted under the 1998 Plan or at the time the shares are purchased. Instead, tax consequences are generally deferred until a participant disposes of the shares (e.g., by sale or gift). The federal income tax consequences of a sale of shares purchased under the 1998 Plan will depend on the length of time the shares are held after the relevant date of grant and date of exercise, as described below.

     If shares purchased under the 1998 Plan are held for more than one year after the date of purchase and more than two years from the date of grant, the participant generally will have taxable ordinary income on a sale or gift of the shares to the extent of the lesser of: (i) 15% of the fair market value of the stock at the date of grant; or (ii) the amount by which the fair market value of the shares on the date of sale or gift exceeds the purchase price paid by the participant for the shares. In the case of a sale, any additional gain will be treated as long-term capital gain. If the shares are sold for less than the purchase price, there will be no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

     If the stock is sold or gifted within either one year after the date of purchase or two years after the date of grant (a "disqualifying disposition"), the participant generally will have taxable ordinary income at the time of the sale or gift to the extent that the fair market value of the stock at the date of purchase was greater than the purchase price. This amount will be taxable in the year of sale or disposition even if no gain is realized on the sale, and the Company would be entitled to a corresponding deduction. A capital gain would be realized upon the sale of the shares to the extent the sale proceeds exceed the fair market value of those shares on the date of purchase. A capital loss would be realized to the extent the sales price of the shares disposed of is less than the fair market value of such shares on the date of purchase. Special tax consequences may follow from dispositions other than a sale or gift.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented at the 1998 Annual Meeting of Stockholders is required for the adoption of the 1998 Employee Stock Purchase Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP have been the independent auditors for the Company since December 1990 and will serve in that capacity for the 1998 fiscal year. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.


                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 5, 1999 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

      The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.


                           By Order of the Board of Directors


                           Roy L. Goldman
                           Secretary

Dated:  April 30, 1998


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BIO-TECHNOLOGY GENERAL CORP., ATTENTION: LEAH BERKOVITS, 70 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830.

                                                                      APPENDIX A



                          BIO-TECHNOLOGY GENERAL CORP.
                        1998 EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE

     The purpose of this 1998 Employee Stock Purchase Plan (the "Plan") is to provide employees of Bio-Technology General Corp. (the "Company") and its subsidiaries who wish to become stockholders of the Company an opportunity to purchase shares of Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ELIGIBLE EMPLOYEES

     Subject to the provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment of the Company or any subsidiary (as defined in Section 424(f) of the Code) of the Company on the day on which a Grant Date (as defined in Section 3 below) occurs is eligible to participate in an offering of Shares made by the Company hereunder. Full-time employment shall mean customary employment by the Company or any subsidiary for:

  (a)  20 hours or more per week; and

  (b) more than five months in the calendar year.

3. GRANT DATES

     From time to time, the Board of Directors may fix a date (a "Grant Date") or a series of dates (each of which is a "Grant Date") on which the Company will grant rights to purchase Shares ("Rights") to employees eligible to participate.

4. PRICES

     The purchase price per Share for Shares covered by a grant of Rights hereunder shall be determined by the Board of Directors on or prior to the Grant Date, but in no event shall be less than the lesser of:

          (a) eighty-five percent (85%) of the fair market value of a Share on the Grant Date; or

          (b) eighty-five percent (85%) of the fair market value of a Share on the date such Right is exercised as to that Share.

     For purposes of the Plan, the term "fair market value" on any date means:

          (a) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange;

          (b) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or SmallCap Market, if the Common Stock is then traded on one of such markets; or

          (c) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap market.

5. EXERCISE OF RIGHTS AND METHOD OF PAYMENT

          (a) Rights granted under the Plan will be exercisable on specific dates as determined by the Board of Directors.

          (b) The method of payment for Shares purchased upon exercise of Rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions or other payments in exercise of Rights unless specifically provided for by the Board of Directors.

6. TERMS OF RIGHTS

     Rights granted hereunder shall be exercisable during a twenty-seven (27) month period beginning on the Grant Date or such shorter period as determined by the Board of Directors. All Rights granted to an employee shall terminate upon termination of employment of the employee. Any amounts received or withheld by the Company from or on behalf of a participating employee with respect to a Right granted hereunder and not utilized for the purchase of Shares upon exercise of such Right shall be promptly returned to such employee by the Company after termination of such Right, except that amounts that were not so utilized because such amounts were insufficient to purchase a whole Share may be applied toward the purchase of Shares pursuant to a Right subsequently granted hereunder, if any.

7. SHARES SUBJECT TO THE PLAN

     No more than three million (3,000,000) Shares may be sold pursuant to Rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding Rights granted hereunder, in the exercise price of the Rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a Right and each Right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing Rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to Rights under the Plan. If for any reason any Right under the Plan terminates in whole or in part, Shares subject to such terminated Right may again be subject to a Right under the Plan.

8. LIMITATIONS ON GRANTS

     Anything to the contrary notwithstanding, pursuant to Section 423 of the
Code:

      (a) No employee shall be granted a Right hereunder if such employee, immediately after the Right is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, in each case computed in accordance with Section 423(b)(3) and 424(d) of the Code.

      (b) No employee shall be granted a Right which permits his Rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Shares (determined at the time such Right is granted) for each calendar year in which such Right is outstanding at any time, all in accordance with the provisions of Section 423(b)(8) of the Code.

9. LIMITS ON PARTICIPATION

          (a) Participation shall be limited to eligible employees who enroll under the Plan. All participating employees will have the same rights and privileges under the Plan to the extent required by Section 423(b)(5) of the Code.

          (b) No Right granted to any participating employee shall cover more than twelve thousand (12,000) Shares.

10. CANCELLATION OF ELECTION TO PARTICIPATE

     An employee who has elected to participate in the Plan may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Administrator (as defined in Section 18), cancel such election as to all (but not less than all) of the Rights granted by giving written notice of such cancellation to the Company before the next exercise date specified by the Board of Directors. Any amounts paid by the employee or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

11. TERMINATION OF EMPLOYMENT

     Upon termination of employment for any reason, including the death of the employee, before the date on which an outstanding Right granted under the Plan is exercisable, such Right shall immediately terminate and amounts paid by the employee or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

12. LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN

     The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell Shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each employee agrees, by entering the Plan, promptly to give the Company notice of any such Shares disposed of within two years after the date of grant of the applicable Right, showing the number of such Shares disposed of.

13. EMPLOYEE'S RIGHTS AS STOCKHOLDER

     No participating employee shall have any rights as a stockholder in the Shares covered by a Right granted hereunder until such Right has been exercised, full payment has been made for the corresponding Shares and the purchase has been entered in the records of the Transfer Agent for the Shares.

14. RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not assignable or transferable by a participating employee.

15. AMENDMENTS OR DISCONTINUANCE OF THE PLAN

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing Rights of all participating employees shall not be adversely affected thereby, except that in the case of a participating employee of a foreign subsidiary of the Company the Plan may be varied to conform with local laws, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the stockholders of the Company:

          (a) Increase the total number of Shares which may be offered under the Plan; or

      (b) Amend the Plan in any manner which would render Rights granted hereunder unqualified for special tax treatment under Section 421 of the Code.

16. EFFECTIVE DATE AND APPROVALS

     The Plan shall become effective as of August 1, 1998. The Company's obligation to offer, sell or deliver its Shares under the Plan is subject to the approval of the Company's stockholders and any governmental approval required in connection with the authorized issuance or sale of such Shares and is further subject to the determination by the Company that all applicable securities laws have been complied with.

17. TERM OF THE PLAN

     No Rights may be granted under the Plan after December 31, 2006.

18. ADMINISTRATION OF THE PLAN

     The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

--------------------------------------------------------------------------------

                          BIO-TECHNOLOGY GENERAL CORP.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1998

     Herbert Conrad, Sim Fass and Dan Tolkowsky, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Bio-Technology General Corp. held of record by the undersigned on April 24, 1998, at the Annual Meeting of Stockholders to be held at 11:00 A.M. on Wednesday, June 17, 1998, at The University Club, 1 West 54th Street, New York, New York, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                                   -----------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                   -----------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

---
 X
---

PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE.

1.   Proposal No. 1 - Election of Directors - Nominees are:

     Herbert Conrad, Sim Fass, Carl Kaplan, Allan Rosenfield, David Tendler, Virgil Thompson, Dan Tolkowsky, Faye Wattleton and Herbert Weissbach.

     |_|  FOR      |_|  WITHHOLD AUTHORITY to vote for the listed nominees.

     FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

--------------------------------------------------------------------------------


2. Proposal No. 2 - Adoption of the Bio-Technology General Corp. 1998 Employee Stock Purchase Plan.

                  |_|  FOR      |_|  AGAINST        |_|   ABSTAIN



Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.


                                    DATED _____________________________, 1998



                                    ------------------------------------------
                                    SIGNATURE


                                    ------------------------------------------
                                    SIGNATURE IF HELD JOINTLY

                                    THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE
                                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
                                    THE PROXY STATEMENT FURNISHED THEREWITH.

                                    PLEASE MARK, SIGN, DATE AND RETURN
                                    THIS PROXY CARD PROMPTLY USING THE
                                    ENCLOSED ENVELOPE.


IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

--------------------------------------------------------------------------------